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                                                                     EXHIBIT 1.1



                                INDYMAC MBS, INC.

                       Mortgage Pass-Through Certificates



                             UNDERWRITING AGREEMENT


                                                    Dated the date specified on
                                                    the signature page hereof

The Firm or Firms
  of Underwriters named
  on the signature page hereof

Ladies and Gentlemen:

               IndyMac MBS, Inc., a Delaware corporation (the "Depositor"), proposes to cause to be issued and to sell to you, as underwriters (each, an "Underwriter"), the Mortgage Pass-Through Certificates of the series specified on the signature page hereof and described in Section 2 hereof (the "Underwritten Public Certificates" and, together with any certificates of such series retained by the Depositor or the Seller, if any, set forth on the cover page of the Prospectus Supplement (as defined below), collectively, the "Public Certificates") having the characteristics set forth in the Prospectus Supplement, evidencing ownership interests in a trust consisting of mortgage notes and the related mortgages acquired by the Depositor (the "Mortgage Loans") and related property, but excluding the Retained Interest (as defined in the Prospectus Supplement), if any (collectively, the "Trust Fund"). The Mortgage Loans will be of the type and will have the characteristics described in the Prospectus Supplement, subject to the variances, ranges, minimums and maximums set forth in the Prospectus Supplement, and will have the aggregate principal balance set forth in the Prospectus Supplement, subject to an upward or downward




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variance in principal balance, not to exceed the percentage set forth in the
Prospectus Supplement, the precise aggregate principal balance within such range to be determined by the Depositor in its sole discretion.

               The Public Certificates, together with the other classes of certificates of the series specified on the signature page hereof (the "Private Certificates," and collectively with the Public Certificates, the "Certificates") are to be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of the Cut-off Date (as defined in the Prospectus Supplement), among the Depositor, as depositor, the master servicer and seller specified in the Prospectus Supplement (the "Master Servicer" and the "Seller"), and ____________________, as trustee (the "Trustee"). The Public Certificates of each class will be issued in the minimum denominations and will have the terms set forth in the Prospectus Supplement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Pooling and Servicing Agreement.

               1. Representations and Warranties. The Depositor represents and warrants to, and agrees with, each Underwriter that:

               (i) A registration statement on Form S-3 (File No. 333- ), including a prospectus, has been filed with the Securities and Exchange Commission (the "Commission") and has become effective under the Securities Act of 1933, as amended (the "Act"). As of the Closing Date (as hereinafter defined), no stop order suspending the effectiveness of such registration statement has been issued and no proceedings for that purpose have been initiated or to the Depositor's knowledge threatened by the Commission. The prospectus in the form in which it will be used in connection with the

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        offering of the Public Certificates is proposed to be supplemented by a prospectus supplement dated the date hereof relating to the Certificates and, as so supplemented, to be filed with the Commission pursuant to Rule 424 under the Act. (Such registration statement is hereinafter referred to as the "Registration Statement"; such prospectus supplement, as first filed with the Commission, is hereinafter referred to as the "Prospectus Supplement"; and such prospectus, in the form in which it will first be filed with the Commission in connection with the offering of the Public Certificates, including documents incorporated therein as of the time of such filing and as supplemented by the Prospectus Supplement, is hereinafter referred to as the "Prospectus"). Any reference herein to the Registration Statement, a preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the date on which the Registration Statement, as amended, became effective or the issue date of such preliminary prospectus or the date on which the Prospectus is filed pursuant to Rule 424(b) under the Act, as the case may be; and any reference herein to the terms "amend", "amendment" or supplement with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date on which the Registration Statement became effective or the issue date of any preliminary prospectus or the date on which the Prospectus is filed pursuant to Rule 424(b) under the Act, as the case may be, deemed to be incorporated therein by reference.

              (ii) The Registration Statement and the Prospectus, as of the date of the Prospectus Supplement will conform, and the Registration Statement and the Prospectus as revised, amended or supplemented and filed with the Commission prior to the termination of the offering of the Public Certificates, as of their respective effective or issue dates, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as of such respective dates, and the Registration Statement and the Prospectus as revised, amended or supplemented and filed with the Commission as of the Closing Date will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as of the Closing Date. The Registration Statement, at the time it became effective, did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus as of the date of the Prospectus Supplement, and the Prospectus as revised, amended or supplemented and filed prior to the Closing Date, as of the Closing Date, will not include any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representations, warranties or agreements as to the information contained in or omitted from the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Depositor by or on behalf of any Underwriter specifically for use in connection with the preparation of

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        the Prospectus or any revision or amendment thereof or supplement thereto, such information being defined in the Indemnification and Contribution Agreement, dated the date hereof (the "Indemnification Agreement"), among the Depositor, the Master Servicer and the other parties named therein.

              (iii) The Public Certificates will conform in all material respects to the description thereof contained in the Prospectus, and each of the Certificates, when validly authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. Each Certificate of the classes indicated to be "mortgage related securities" under the heading "Summary--Legal Investment" in the Prospectus Supplement will, when issued, be a "mortgage related security" as such term is defined in
        Section 3(a)(41) of the Exchange Act.

              (iv) This Agreement has been duly authorized, executed and delivered by the Depositor. As of the Closing Date, the Pooling and Servicing Agreement will have been duly authorized, executed and delivered by the Depositor and will conform in all material respects to the descriptions thereof contained in the Prospectus and, assuming the valid execution and delivery thereof by the other parties thereto, this Agreement and the Pooling and Servicing Agreement each will constitute a legal, valid and binding agreement of the Depositor enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity.

              (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Pooling and Servicing Agreement and this Agreement.

              (vi) Neither the issuance or delivery of the Certificates, nor the consummation of any other of the transactions contemplated herein, nor compliance with the provisions of the Pooling and Servicing Agreement, the Indemnification Agreement or this Agreement, will conflict with or result in the breach of any material term or provision of the certificate of incorporation or by-laws of the Depositor, and the Depositor is not in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (i) any indenture, contract, lease, mortgage, deed of trust, note, agreement or other evidence of indebtedness or other agreement, obligation or instrument to which the Depositor is a party or by which it or its properties are bound, or (ii) any law, decree, order, rule or regulation applicable to the Depositor of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Depositor, or its properties, the default in or the breach or violation of which would have a material adverse effect on the Depositor or the Certificates or the ability of the Depositor to perform its obligations under the Pooling and Servicing Agreement, the Indemnification Agreement or this Agreement; and neither the delivery of the Certificates, nor the consummation of any other of the transactions contemplated herein, nor the compliance with the provisions of

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        the Pooling and Servicing Agreement, the Indemnification Agreement or
        this Agreement will result in such a breach, violation or default which would have such a material adverse effect.

              (vii) No filing or registration with, notice to, or consent, approval, authorization or order or other action of any court or governmental authority or agency is required for the consummation by the Depositor of the transactions contemplated by this Agreement, the Indemnification Agreement or the Pooling and Servicing Agreement (other than as required under "blue sky" or state securities laws, as to which no representations and warranties are made by the Depositor), except such as have been, or will have been prior to the Closing Date, obtained under the Act, and such recordations of the assignment of the Mortgage Loans to the Trustee (to the extent such recordations are required pursuant to the Pooling and Servicing Agreement) that have not yet been completed.

              (viii) There is no action, suit or proceeding before or by any court, administrative or governmental agency now pending to which the Depositor is a party, or to the best of the Depositor's knowledge threatened against the Depositor, which could reasonably result individually or in the aggregate in any material adverse change in the condition (financial or otherwise), earnings, affairs, regulatory situation or business prospects of the Depositor or could reasonably interfere with or materially and adversely affect the consummation of the transactions contemplated in the Pooling and Servicing Agreement, the Indemnification Agreement or this Agreement.

              (ix) At the time of execution and delivery of the Pooling and Servicing Agreement, (1) the Depositor will own the Mortgage Loans being transferred to the Trust Fund pursuant

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        thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"), except to the extent permitted in the Pooling and Servicing Agreement, and will not have assigned to any person other than the Trust Fund any of its right, title or interest, exclusive of the Retained Interest, if any, in the Mortgage Loans, (2) the Depositor will have the power and authority to transfer the Mortgage Loans to the Trust Fund and to transfer the Certificates to you, and (3) upon execution and delivery to the Trustee of the Pooling and Servicing Agreement, and delivery of the Certificates to the Depositor, the Trust Fund will own the Mortgage Loans (exclusive of the Retained Interest, if any) free of Liens other than Liens permitted by the Pooling and Servicing Agreement or created or granted by you and (4) upon payment and delivery of the Underwritten Public Certificates to you, you will acquire ownership of the Underwritten Public Certificates, free of Liens other than Liens permitted by the Pooling and Servicing Agreement or created or granted by you.

              (x) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Indemnification Agreement, the Pooling and Servicing Agreement and the Certificates have been or will be paid by the Depositor at or prior to the Closing Date, except for fees for recording assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed, which fees will be paid by or on behalf of the Depositor in accordance with the Pooling and Servicing Agreement.

              (xi) The Master Servicer or any subservicer who will be servicing any Mortgage Loans pursuant to the Pooling and Servicing Agreement is qualified to do business in all

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        jurisdictions in which its activities as servicer or subservicer of the
        Mortgage Loans serviced by it require such qualification except where failure to be so qualified will not have a material adverse effect on such servicing activities.

              (xii) The transfer of the Mortgage Loans to the Trust Fund at the Closing Date will be treated by the Depositor for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

              (xiii) The Depositor is not doing business with Cuba.

              2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Depositor agrees to sell, and each Underwriter agrees, severally and not jointly, to purchase from the Depositor, the respective initial Class Certificate Balance of each Class of Underwritten Public Certificates to be purchased by such Underwriter as specified in the Prospectus Supplement. The purchase price at which each Underwriter will purchase its Underwritten Public Certificates shall be as set forth in a separate pricing letter dated the date hereof between such Underwriter and the Depositor (each, a "Pricing Letter"), and the terms of each such Pricing Letter are hereby incorporated herein by reference as if such terms were stated herein in their entirety. References herein to this "Agreement" shall include the terms of each Pricing Letter.

              3. Delivery and Payment. The Public Certificates shall be delivered at the office, on the date and at the time specified in the Prospectus Supplement, which place, date and time may be changed by agreement between the Underwriters and the Depositor (such date and time of delivery of and payment for such Public Certificates being hereinafter referred to as the "Closing Date"). Delivery of the Underwritten Public Certificates shall be made to each of the

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Underwriters as against their respective payment of the purchase price therefor to or upon the order of the Depositor in immediately available federal funds. The Underwritten Public Certificates shall be registered in such names and in such denominations as the respective Underwriters may have requested or as required by book-entry registration not less than two full business days prior to the Closing Date. The Depositor agrees to make the Underwritten Public Certificates available for inspection, checking and packaging in New York, New York, on the business day prior to the Closing Date.

               4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Underwritten Public Certificates for sale as set forth in the Prospectus and that you will not offer, sell or otherwise distribute the Underwritten Public Certificates (except for the sale thereof in exempt transactions) in any state in which the Underwritten Public Certificates are not exempt from registration under "blue sky" or state securities laws (except where the Underwritten Public Certificates will have been qualified for offering and sale at your direction under such "blue sky" or state securities laws).

               5. Agreements. The Depositor agrees with each Underwriter that:

               (a) The Depositor will cause the Prospectus to be filed with the Commission pursuant to Rule 424 under the Act and, if necessary, within 15 days of the Closing Date, will file a report on Form 8-K setting forth specific information concerning the Mortgage Loans, and will promptly advise each Underwriter when the Prospectus has been so filed, and, prior to the termination of the offering of the Public Certificates, will also promptly advise each Underwriter (i) when any amendment to the Registration Statement has become effective or any revision of or supplement to the Prospectus has been so filed (unless such amendment, revision or supplement does not relate to the Certificates), (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information (unless such request for additional information does not relate to the Certificates), (iii) of any written notification received by the Depositor of the suspension of qualification of the Public Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or to the knowledge of the Depositor, the threatening of any proceeding for that purpose. The Depositor will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. Except as otherwise provided in Section 5(b) hereof, the Depositor will not file prior to the termination of such offering any amendment to the Registration Statement or any revision of or supplement to the Prospectus (other than any such amendment, revision or supplement which does not relate to the Certificates) which shall be disapproved by the Underwriters after reasonable notice and review of such filing.

               (b) If, at any time when a prospectus relating to the Public Certificates is required to be delivered under the Act (i) any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus to comply with the Act or the rules and regulations of the Commission thereunder, the Depositor promptly will notify each Underwriter and will, upon the request of any Underwriter, or may, after consultation with each Underwriter, prepare and file

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with the Commission a revision, amendment or supplement which will correct such statement or omission or effect such compliance, and furnish without charge to each Underwriter as many copies as such Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

               (c) The Depositor will furnish to each Underwriter and counsel to the Underwriters, without charge, conformed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus relating to the Public Certificates is required under the Act, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as may be reasonably requested.

               (d) The Depositor will, as between itself and the Underwriters, pay all expenses incidental to the performance of its obligations under this Agreement, including without limitation (i) expenses of preparing, printing and reproducing the Registration Statement, the Prospectus, the Pooling and Servicing Agreement and the Certificates, (ii) the cost of delivering the Underwritten Public Certificates to the Underwriters, insured to your reasonable satisfaction, (iii) the fees charged by securities rating services for rating the Certificates, (iv) the fees and expenses of the Trustee except for fees and expenses of Trustee's counsel which will be borne by the Trustee and (v) all other costs and expenses incidental to the performance by the Depositor of the Depositor's obligations hereunder which are not otherwise specifically provided for in this subsection. It is understood that, except as provided in this paragraph (d) and in Section 9 hereof, each Underwriter will pay all of its own expenses, including (i) the fees of any counsel to such Underwriter, (ii) any transfer taxes on resale of any of the Certificates by it, (iii)

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any advertising expenses connected with any offers that such Underwriter may make and (iv) any expenses for the qualification of the Certificates under "blue sky" or state securities laws, including filing fees and the fee and disbursements of counsel for such Underwriter in connection therewith and in connection with the preparation of any Blue Sky Survey.

               (e) So long as any Certificates are outstanding, upon request of any Underwriter, the Depositor will, or will cause the Master Servicer to, furnish to such Underwriter, as soon as available, a copy of (i) the annual statement of compliance delivered by the Master Servicer to the Trustee under the Pooling and Servicing Agreement, (ii) the annual independent public accountants' servicing report furnished to the Trustee pursuant to the Pooling and Servicing Agreement, (iii) each report of the Depositor regarding the Certificates filed with the Commission under the Exchange Act or mailed to the holders of the Certificates and (iv) from time to time, such other information concerning the Certificates which may be furnished by the Depositor or the Master Servicer without undue expense and without violation of applicable law.

               (f) The Depositor will file a current report on Form 8-K for purposes of filing any Computational Materials (as defined in the Indemnification Agreement) furnished to the Depositor by an Underwriter prior to the time of filing of the Prospectus as provided in Section 5(a) hereof and will include therein all Computational Materials so furnished. In addition, the Depositor will file all reports with respect to the Trust Fund required to be filed under the Exchange Act pursuant to the request for No-Action granted to the Depositor on February 3, 1994, when the same are required thereby to be so filed.


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               6. Conditions to the Obligations of Underwriters. The obligation of each Underwriter to purchase the Underwritten Public Certificates to be purchased by it as indicated in the related Pricing Letter shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Depositor contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of the Depositor made in any officer's certificate pursuant to the provisions hereof, to the performance in all material respects by the Depositor of its obligations hereunder and to the following additional conditions:

               (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or shall have been threatened, and the Prospectus shall have been filed or mailed for filing with the Commission not later than required pursuant to the rules and regulations of the Commission.

               (b) The Depositor shall have furnished to the Underwriters a certificate, dated the Closing Date, of the Depositor, signed by a vice president of the Depositor, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and that:

               (i) The representations and warranties of the Depositor herein are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Depositor has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

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               (ii) No stop order suspending the effectiveness of the
        Registration Statement has been issued, and no proceedings for that purpose have been instituted and are pending or, to his knowledge, have been threatened as of the Closing Date; and

               (iii) Nothing has come to the attention of such person that would lead him to believe that the Prospectus (other than any Computational Materials (as defined in the Indemnification Agreement) incorporated therein by reference) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (c) The Seller shall have furnished to the Underwriters a certificate, dated the Closing Date, of the Seller, signed by a vice president or an assistant vice president of the Seller, to the effect that (i) the signer of such certificate has carefully examined the Prospectus and nothing has come to the attention of such person that would lead him to believe that the Prospectus contains any untrue statement of a material fact with respect to the Seller or omits to state any material fact with respect to the Seller or the Mortgage Loans necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the Seller has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date under this Agreement and the Pooling and Servicing Agreement.

               (d) The Depositor shall have furnished to you an opinion, dated the Closing Date, of Brown & Wood LLP, special counsel to the Depositor, to the effect that:

               (i) The Registration Statement and any amendments thereto have become effective under the Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates (other than the financial and statistical information contained therein as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Act and the rules and regulations thereunder;

               (ii) To the best knowledge of such counsel, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto;

               (iii) Assuming that this Agreement and the Pooling and Servicing Agreement have each been duly authorized, executed and delivered by the parties thereto, each constitutes a valid, legal and binding agreement of the Depositor, and of the Seller in the case of the Pooling and Servicing Agreement enforceable against the Depositor or the Seller in accordance with its terms, subject, as to enforceability to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

               (iv) Assuming that the Certificates have been duly and validly authorized, executed and authenticated in the manner contemplated in the Pooling and Servicing Agreement, when delivered and paid for by you as provided in this Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement;

               (v) The Certificates and the Pooling and Servicing Agreement conform to the descriptions thereof contained in the Prospectus;

               (vi) The statements in the Prospectus and the Prospectus Supplement, as the case may be, under the headings "Material Federal Income Tax Consequences," "ERISA Considerations" and "Legal Investment," to the extent that they constitute matters of New York or federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

               (vii) The Certificates indicated under the heading
        "Summary--Legal Investment" in the Prospectus Supplement to be "mortgage related securities" will be mortgage related securities, as defined in
        Section 3(a)(41) of the Exchange Act, so long as such Certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization;

               (viii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act of 1940, as amended; and

               (ix) The Trust Fund as described in the Prospectus Supplement and the Pooling and Servicing Agreement will qualify as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), assuming: (i) an election is made to treat the Trust Fund as a REMIC,
        (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder.

               Such counsel shall also state that nothing has come to its attention that would lead such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement, and on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to (i) financial and statistical information contained therein or (ii) any description in the Prospectus of any third party providing credit enhancement to the Certificates.

               Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling and Servicing Agreement. Such opinion may be qualified as an opinion only on the laws of the State of New York and the federal law of the United States. To the extent that such firm relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such firm that is delivered to you.

               (e) The Depositor shall have furnished to the Underwriters an opinion, dated the Closing Date, of counsel to the Depositor (who may be an employee of the Depositor or of an affiliate of the Depositor), to the effect that:

               (i) The Depositor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to do business in, and is in good standing as a foreign corporation under the laws of, the State of California;

               (ii) The Certificates have been duly authorized and executed and, assuming authentication and delivery in the manner contemplated in the Pooling and Servicing Agreement, are validly issued and outstanding, and upon delivery by the Depositor of the Certificates to be purchased by the Underwriters and payment by the Underwriters of the purchase price therefor in the manner contemplated by this Agreement, the Underwriters will acquire such Certificates free and clear of any lien, pledge, encumbrance or other security interest other than one created or granted by any Underwriter;

               (iii) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Depositor;

               (iv) This Agreement and the Indemnification Agreement have each been duly authorized, executed and delivered by the Depositor;

               (v) No consent, approval, authorization or order of any California, Delaware or federal governmental agency or body or any California, Delaware or federal court is required for the consummation by the Depositor of the transactions contemplated by the terms of this Agreement, the Indemnification Agreement or the Pooling and Servicing Agreement except such as may be required under the "blue sky" or state securities laws of any jurisdiction in connection with the offering, sale or acquisition of the Certificates, any recordations of the assignment of the Mortgage Loans to the Trustee (to the extent such recordations are required pursuant to the Pooling and Servicing Agreement) that have not yet been completed and such other approvals as have been obtained;

               (vi) The sale of the Certificates to be purchased by the Underwriters pursuant to this Agreement and the consummation of any of the transactions contemplated by the terms of the Pooling and Servicing Agreement, the Indemnification Agreement or this Agreement do not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the certificate of incorporation of the Depositor, or any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound, or any California, Delaware or federal statute or regulation applicable to the Depositor or an order of any California, Delaware or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and

               (vii) There are no legal or governmental actions, investigations or proceedings pending to which the Depositor is a party, or, to the best knowledge of such counsel, threatened against the Depositor, (A) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, the Indemnification Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the Indemnification Agreement, (C) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement, the Indemnification Agreement or the Certificates or (D) seeking to affect adversely the Federal income tax attributes of the Certificates as described in the Prospectus under the heading "Material Federal Income Tax Consequences." For purposes of the foregoing, such counsel may state that it has not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the legal department of the Depositor a present intention to initiate such proceedings.

               Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling and Servicing Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Depositor or its affiliates. Such opinion may be qualified as an opinion only on the laws of the States of Delaware and California and the federal law of the United States. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriters.

               (f) The Seller shall have furnished to the Underwriters an opinion, dated the Closing Date, of counsel to the Seller (who may be an employee of the Seller), to the effect that:

               (i) The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation (the "Incorporation State");

               (ii) The Pooling and Servicing Agreement and the Indemnification Agreement have each been duly authorized, executed and delivered by the Seller;

               (iii) No consent, approval, authorization or order of any Incorporation State or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of the Pooling and Servicing Agreement or the Indemnification Agreement except any such as may be required under the "blue sky" or state securities laws of any jurisdiction in connection with the offering, sale or acquisition of the Certificates, any recordations of the assignment of the Mortgage Loans evidenced by the Certificates to the Trustee (to the extent such recordations are required pursuant to the Pooling and Servicing Agreement) that have not yet been completed and any approvals as have been obtained;

               (iv) The consummation of any of the transactions contemplated by the terms of the Pooling and Servicing Agreement or the Indemnification Agreement do not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the charter or by-laws of the Seller, or, to the best knowledge of such counsel, any indenture or other agreement or instrument to which the Seller is a party or by which it is bound, any Incorporation State or federal statute or regulation applicable to the Seller or any order of any Incorporation State or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and

               (v) There are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or, to the best knowledge of such counsel, threatened against the Seller, (A) asserting the invalidity of the Pooling and Servicing Agreement or the Indemnification Agreement or (B) which might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement or the Indemnification Agreement. For purposes of the foregoing, such counsel may state that it has not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the legal department of the Seller a present intention to initiate such proceedings.

               Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Pooling and Servicing Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Seller. Such opinion may be qualified as an opinion only on the laws of the Incorporation State and the federal law of the United States and, with respect to the opinions set forth in paragraph (f)(ii) above, the laws of the State of New York. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriters.

               (g) Each party providing credit enhancement to the Certificates shall have furnished to the Underwriters an opinion, dated the Closing Date, of its counsel, with respect to the Registration Statement and the Prospectus, and such other related matters, in the form previously agreed to by such provider and the Underwriters.

               (h) The Underwriters shall have received from their counsel such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Public Certificates, the Registration Statement and the Prospectus, and such other related matters as you may reasonably require.

               (i) The Depositor's independent accountants, [                 ]
and [                  ], shall each have furnished to the Underwriters a letter
or letters addressed to the Underwriters and dated as of or prior to the date of first use of the Prospectus Supplement in the form and reflecting the performance of the procedures previously agreed to by the Depositor and the Underwriters.

               (j) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of the Depositor which in your reasonable judgment materially impairs the investment quality of the Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Certificates as contemplated by the Prospectus.

               (k) The Public Certificates shall be rated not lower than the required ratings set forth under the heading "Ratings" in the Prospectus Supplement, such ratings shall not have been rescinded and no public announcement shall have been made that any such required rating of the Certificates has been placed under review (otherwise than for possible upgrading).

               (l) The Underwriters shall have received copies of any opinions of counsel to the Depositor supplied to the rating organizations relating to certain matters with respect to the

Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters addressed to the Underwriters.

               (m) All Classes of Certificates being publicly offered by the Underwriters or privately placed by the Purchaser shall have been issued and paid for pursuant to the terms of this Agreement and the Purchase Agreement, respectively.

               (n) The Trustee shall have furnished to the Underwriters an opinion dated the Closing Date, of counsel to the Trustee (who may be an employee of the Trustee), to the effect that:

               (i) The Trustee has full corporate power and authority to execute and deliver the Pooling and Servicing Agreement and to perform its obligations thereunder and to execute, countersign and deliver the Certificates.

               (ii) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee.

               (iii) The Pooling and Servicing Agreement is a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship and similar laws affecting the rights of creditors generally, and subject, as to enforceability, to general principles of equity, regardless of whether such enforcement is considered in a proceeding at law or equity.

               (iv) In the event that the Master Servicer defaults in its obligation to make Advances pursuant to the Pooling and Servicing Agreement, the Trustee is not, as of the date hereof, prohibited by any provision of its articles of incorporation or by-laws from assuming, pursuant to the Pooling and Servicing Agreement, the obligation to make such Advances.

               Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Pooling and Servicing Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Trustee or its affiliates. Such opinion may be qualified as an opinion only on the laws of the State of New York and the federal law of the United States. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriters.

               (o) The Depositor shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel.

               (p) The Indemnification Agreement shall have been executed and delivered.

               If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all obligations of an Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by such Underwriter. Notice of such cancellation shall be given to the Depositor in writing, or by telephone or telegraph confirmed in writing.

               7. Termination. This Agreement shall be subject to termination in your absolute discretion, by notice given to the Depositor prior to delivery of and payment for the Underwritten Public Certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets is such as to make it, in your judgment after consultation with the Depositor, impracticable to market the Public Certificates on the terms specified in this Agreement.

               8. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Depositor and its officers and of each Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Depositor, and will survive delivery of and payment for the Underwritten Public Certificates. The provisions of Section 5(d) and Section 9 hereof shall survive the termination or cancellation of this Agreement.

               9. Reimbursement of Underwriter Expenses. If for any reason, other than default by any Underwriter in its obligation to purchase the Underwritten Public Certificates or termination by any Underwriter pursuant to
Section 7 hereof, the Underwritten Public Certificates are not delivered by or on behalf of the Depositor as provided herein, the Depositor will reimburse each Underwriter for all out-of-pocket expenses of such Underwriter, including reasonable fees and disbursements of its counsel, reasonably incurred by such Underwriter in making preparations for the purchase, sale and delivery of the Underwritten Public Certificates, but the Depositor shall then be under no further liability to any Underwriter with respect to the Underwritten Public Certificates, except as provided in Section 5(d) hereof.

               10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and their respective successors and assigns, and no other person will have any right or obligation hereunder.

               11. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

               12. Miscellaneous. Time shall be of the essence of this Agreement. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof, other than the Indemnification Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

               13. Notices. All communications hereunder shall be in writing and effective only on receipt and, if sent to an Underwriter, shall be delivered to the address specified on the signature page hereof; or if sent to the Depositor, shall be delivered to 155 North Lake Avenue, Pasadena, California 91101,
Attention: ________________.

                                      * * *

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this Agreement and your acceptance shall represent a binding agreement by and among the Depositor and each Underwriter on _________________, 1999 relating to IndyMac MBS, Inc. Mortgage Pass-Through Certificates Series 1999-__ issued by __________________.




                                            Very truly yours,

                                            INDYMAC MBS, INC.

                                            By:___________________________
                                               Name:
                                               Title:



The foregoing Agreement is
hereby confirmed and accepted.



__________________________________
(Underwriter)


By:________________________
   Name:
   Title:
   Address:___________________

           ___________________